Exhibit 99.1

News Release

Abbott Reports Third-Quarter 2018 Results

•                 Third-quarter reported sales growth of 12.1 percent; organic sales growth of 7.8 percent

•                 Third-quarter GAAP EPS from continuing operations of $0.31; adjusted EPS from continuing operations of $0.75

•                 Strong growth and pipeline advancements across portfolio

ABBOTT PARK, Ill., Oct. 17, 2018 — Abbott today announced financial results for the third quarter ended Sept. 30, 2018.

•                  Third-quarter worldwide sales of $7.7 billion increased 12.1 percent on a reported basis and 7.8 percent on an organic* basis.

•                  Reported diluted EPS from continuing operations under GAAP was $0.31 in the third quarter.

•                  Adjusted diluted EPS from continuing operations, which excludes specified items, was $0.75.

•                  Abbott narrowed its full-year 2018 diluted EPS guidance range from continuing operations on a GAAP basis to $1.33 to $1.35 and adjusted diluted EPS from continuing operations to $2.87 to $2.89.

•                  In the U.S., Abbott received FDA approval of its FreeStyle® Libre 14 day sensor, making it the longest lasting wearable glucose sensor available. In October, Abbott obtained CE Mark for its FreeStyle Libre 2 system, a next-generation product offering with optional real-time alarms.

•                  FreeStyle Libre achieving rapid market uptake, with third-quarter worldwide sales of $304 million, an increase of 101 percent versus prior year.

•                  In July, Abbott received U.S. FDA approval for its third-generation version of its minimally invasive MitraClip® heart valve repair device. This new version includes design advancements that simplify the procedure and enable more patients to be treated with MitraClip.

•                  In September, Abbott announced positive clinical results from its landmark COAPT study, which demonstrated that its minimally invasive MitraClip heart valve repair device improved survival and clinical outcomes for select patients with functional mitral regurgitation, a leaky heart valve resulting from advanced heart failure. The COAPT study data will be submitted to the U.S. FDA to support consideration of an expanded indication for MitraClip.

“We achieved another quarter of strong growth and our new product pipeline continues to be highly productive,” said Miles D. White, chairman and chief executive officer, Abbott. “In spite of increasing currency headwinds, we’re well-positioned to achieve the upper end of our initial full-year guidance.”

—more—

* See note on organic growth on the next page.

THIRD-QUARTER BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business.

Organic sales growth:

•                  Excludes prior year results for the Abbott Medical Optics (AMO) and St. Jude Medical vascular closure businesses, which were divested during the first quarter 2017;

•                  Excludes the current and prior year results for Rapid Diagnostics, which reflect results for Alere Inc., which was acquired on Oct. 3, 2017; and

•                  Excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the third quarter and first nine months of 2018:

Total Company

($ in millions)

				% Change vs. 3Q17
	Sales 3Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,707	4,949	7,656	17.0	9.6	12.1	5.2	9.2	7.8
Nutrition	774	1,064	1,838	2.1	5.3	4.0	2.1	9.1	6.1
Diagnostics	666	1,158	1,824	80.2	27.3	42.6	6.1	8.1	7.5
Established Pharmaceuticals	—	1,159	1,159	n/a	(0.9)	(0.9)	n/a	5.9	5.9
Medical Devices	1,258	1,557	2,815	6.9	9.7	8.4	6.9	12.2	9.8

* Total 2018 Abbott sales from continuing operations include Other Sales of $20 million.

				% Change vs. 9M17
	Sales 9M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	8,084	14,729	22,813	15.5	15.0	15.2	4.6	9.2	7.6
Nutrition	2,313	3,139	5,452	2.3	9.0	6.1	2.3	8.5	5.8
Diagnostics	2,018	3,516	5,534	79.4	36.0	49.2	3.3	8.0	6.6
Established Pharmaceuticals	—	3,332	3,332	n/a	6.1	6.1	n/a	8.3	8.3
Medical Devices	3,726	4,724	8,450	6.3	15.7	11.4	6.5	11.4	9.1

* Total 2018 Abbott sales from continuing operations include Other Sales of $45 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Third-quarter 2018 worldwide sales of $7.7 billion increased 12.1 percent on a reported basis. On an organic basis, worldwide sales increased 7.8 percent. Refer to pages 17 and 18 for a reconciliation of adjusted historical revenue.

Nutrition

($ in millions)

				% Change vs. 3Q17
	Sales 3Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	774	1,064	1,838	2.1	5.3	4.0	2.1	9.1	6.1
Pediatric	459	580	1,039	5.5	7.4	6.6	5.5	10.9	8.5
Adult	315	484	799	(2.4)	2.9	0.8	(2.4)	7.1	3.2

				% Change vs. 9M17
	Sales 9M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	2,313	3,139	5,452	2.3	9.0	6.1	2.3	8.5	5.8
Pediatric	1,376	1,708	3,084	3.7	9.3	6.8	3.7	8.5	6.3
Adult	937	1,431	2,368	0.2	8.7	5.2	0.2	8.5	5.1

Worldwide Nutrition sales increased 4.0 percent on a reported basis in the third quarter, including an unfavorable 2.1 percent effect of foreign exchange, and increased 6.1 percent on an organic basis.

Worldwide Pediatric Nutrition sales increased 6.6 percent on a reported basis in the third quarter, including an unfavorable 1.9 percent effect of foreign exchange, and increased 8.5 percent on an organic basis. International pediatric sales increased 7.4 percent on a reported basis, including an unfavorable 3.5 percent effect of foreign exchange, and increased 10.9 percent on an organic basis. Strong performance in the quarter was led by above-market growth in the U.S. and double-digit growth in both Asia and Latin America.

Worldwide Adult Nutrition sales increased 0.8 percent on a reported basis in the third quarter, including an unfavorable 2.4 percent effect of foreign exchange, and increased 3.2 percent on an organic basis. International adult sales increased 2.9 percent on a reported basis, including an unfavorable 4.2 percent effect of foreign exchange, and increased 7.1 percent on an organic basis. Sales performance was led by strong growth of Ensure®, Abbott’s market-leading complete and balanced nutrition brand, and Glucerna®, Abbott’s market-leading diabetes-specific nutrition brand. U.S. sales were negatively impacted by Abbott’s wind down of a non-core product line.

Diagnostics

($ in millions)

				% Change vs. 3Q17
	Sales 3Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	666	1,158	1,824	80.2	27.3	42.6	6.1	8.1	7.5
Core Laboratory	249	837	1,086	8.2	4.3	5.2	8.2	8.1	8.1
Molecular	37	84	121	2.3	5.8	4.7	2.3	7.9	6.1
Point of Care	106	30	136	2.7	7.4	3.7	2.7	8.6	4.0
Rapid Diagnostics *	274	207	481	n/m	n/m	n/m	n/m	n/m	n/m

* Rapid Diagnostics reflects sales from Alere Inc., which was acquired on Oct. 3, 2017. Organic growth rates above exclude results from the Rapid Diagnostics business.

				% Change vs. 9M17
	Sales 9M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,018	3,516	5,534	79.4	36.0	49.2	3.3	8.0	6.6
Core Laboratory	725	2,508	3,233	6.9	9.7	9.1	6.9	7.6	7.4
Molecular	114	247	361	(6.8)	12.9	5.8	(6.8)	10.9	4.5
Point of Care	324	92	416	(0.3)	13.8	2.5	(0.3)	12.1	2.2
Rapid Diagnostics *	855	669	1,524	n/m	n/m	n/m	n/m	n/m	n/m

* Rapid Diagnostics reflects sales from Alere Inc., which was acquired on Oct. 3, 2017. Organic growth rates above exclude results from the Rapid Diagnostics business.

n/m = Percent change is not meaningful.

Worldwide Diagnostics sales increased 42.6 percent on a reported basis in the third quarter. On an organic basis, sales increased 7.5 percent. Refer to pages 17 and 18 for a reconciliation of adjusted historical revenue.

Core Laboratory Diagnostics sales increased 5.2 percent on a reported basis in the third quarter, including an unfavorable 2.9 percent effect of foreign exchange, and increased 8.1 percent on an organic basis, reflecting above-market growth in the U.S. and internationally.

Molecular Diagnostics sales increased 4.7 percent on a reported basis in the third quarter, including an unfavorable 1.4 percent effect of foreign exchange, and increased 6.1 percent on an organic basis. Worldwide sales were led by growth in infectious disease testing, Abbott’s core area of focus in the molecular diagnostics market.

Point of Care Diagnostics sales increased 3.7 percent on a reported basis in the third quarter, including an unfavorable 0.3 percent effect of foreign exchange, and increased 4.0 percent on an organic basis, led by strong international growth of Abbott’s i-STAT® handheld system.

Rapid Diagnostics worldwide sales of $481 million were led by cardiometabolic testing.

Established Pharmaceuticals

($ in millions)

				% Change vs. 3Q17
	Sales 3Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,159	1,159	n/a	(0.9)	(0.9)	n/a	5.9	5.9
Key Emerging Markets	—	866	866	n/a	(2.1)	(2.1)	n/a	6.8	6.8
Other	—	293	293	n/a	2.8	2.8	n/a	3.1	3.1

				% Change vs. 9M17
	Sales 9M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	3,332	3,332	n/a	6.1	6.1	n/a	8.3	8.3
Key Emerging Markets	—	2,525	2,525	n/a	4.6	4.6	n/a	8.5	8.5
Other	—	807	807	n/a	10.8	10.8	n/a	7.3	7.3

Established Pharmaceuticals sales decreased 0.9 percent on a reported basis in the third quarter, including an unfavorable 6.8 percent effect of foreign exchange, and increased 5.9 percent on an organic basis. As expected, sales growth in the quarter was negatively impacted by a comparison versus the third-quarter 2017, when sales were higher than normal due to channel restocking across the market after implementation of a new tax system in India.

Key Emerging Markets include India, Brazil, Russia and China along with several additional emerging countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies decreased 2.1 percent on a reported basis in the third quarter, including an unfavorable 8.9 percent effect of foreign exchange, and increased 6.8 percent on an organic basis. Sales growth was led by double-digit growth in China and Russia. Excluding the negative impact from prior year purchasing patterns associated with the implementation of a new tax system in India, Abbott’s Key Emerging Markets sales would have increased high-single digits on an organic basis in the third quarter.

Medical Devices

($ in millions)

				% Change vs. 3Q17
	Sales 3Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,258	1,557	2,815	6.9	9.7	8.4	6.9	12.2	9.8
Cardiovascular and Neuromodulation	1,134	1,169	2,303	3.7	3.4	3.6	3.7	5.9	4.8
Rhythm Management	252	256	508	0.6	(2.0)	(0.7)	0.6	0.6	0.6
Electrophysiology	189	217	406	27.9	11.5	18.5	27.9	13.6	19.7
Heart Failure	111	41	152	(14.2)	4.4	(9.9)	(14.2)	7.4	(9.2)
Vascular	284	436	720	(2.7)	0.7	(0.7)	(2.7)	2.7	0.5
Structural Heart	126	179	305	15.8	12.0	13.6	15.8	15.1	15.4
Neuromodulation	172	40	212	4.3	(5.5)	2.3	4.3	(1.7)	3.1
Diabetes Care	124	388	512	49.0	34.0	37.4	49.0	37.2	39.8

				% Change vs. 9M17
	Sales 9M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	3,726	4,724	8,450	6.3	15.7	11.4	6.5	11.4	9.1
Cardiovascular and Neuromodulation	3,404	3,643	7,047	4.3	9.7	7.0	4.5	5.7	5.1
Rhythm Management	778	808	1,586	(0.6)	2.1	0.8	(0.6)	(1.7)	(1.2)
Electrophysiology	564	661	1,225	26.2	19.2	22.3	26.2	15.0	20.0
Heart Failure	342	126	468	(5.5)	16.0	(0.6)	(5.5)	11.8	(1.5)
Vascular	854	1,355	2,209	(4.2)	7.0	2.4	(3.5)	3.5	0.6
Structural Heart	353	560	913	10.5	18.3	15.2	10.5	13.3	12.2
Neuromodulation	513	133	646	11.1	4.0	9.5	11.1	0.2	8.7
Diabetes Care	322	1,081	1,403	34.3	42.0	40.2	34.3	36.2	35.7

Worldwide Medical Devices sales increased 8.4 percent on a reported basis in the third quarter. On an organic basis, sales increased 9.8 percent. Refer to page 18 for a reconciliation of adjusted historical revenue.

In Electrophysiology, growth was led by strong performance in cardiac mapping and ablation catheters as well as strong growth of Abbott’s Confirm RxTM Insertable Cardiac Monitor (ICM), the world’s first and only smartphone-compatible ICM designed to help physicians remotely identify cardiac arrhythmias.

Growth in Structural Heart was driven by several product areas across Abbott’s broad portfolio, including AMPLATZERTM PFO Occluder, a device designed to close a hole-like opening in the heart, and MitraClip, Abbott’s market-leading device for the minimally invasive treatment of mitral regurgitation, a leaky heart valve. In September, Abbott announced positive clinical results from its landmark COAPT study, which demonstrated that MitraClip improved survival and clinical outcomes for select patients with functional mitral regurgitation. The COAPT study data will be submitted to the U.S. FDA to support consideration of an expanded indication for MitraClip.

In Diabetes Care, sales increased 37.4 percent on a reported basis and 39.8 percent on an organic basis, led by rapid market uptake of FreeStyle Libre, Abbott’s revolutionary sensor-based continuous glucose monitoring system, which removes the need for routine fingersticks1 for people with diabetes. During the quarter, Abbott received U.S. FDA approval of its FreeStyle Libre 14 day sensor, the longest lasting glucose wearable sensor available. In October, Abbott obtained CE Mark for its FreeStyle Libre 2 system, a next-generation product offering optional real-time alarms.

ABBOTT’S FULL-YEAR EARNINGS-PER-SHARE GUIDANCE

Abbott is narrowing its 2018 diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) to $1.33 to $1.35.

Abbott forecasts net specified items for the full year 2018 of approximately $1.54 per share. Specified items include intangible amortization expense, acquisition-related expenses, charges associated with cost reduction initiatives and other expenses.

Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $2.87 to $2.89 for the full year 2018.

Abbott is issuing fourth-quarter 2018 guidance for diluted earnings per share from continuing operations under GAAP of $0.39 to $0.41. Abbott forecasts specified items for the fourth quarter 2018 of $0.41 primarily related to intangible amortization, acquisition-related expenses, cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $0.80 to $0.82 for the fourth quarter.

ABBOTT DECLARES 379TH CONSECUTIVE QUARTERLY DIVIDEND

On Sept. 13, 2018, the board of directors of Abbott declared the company’s quarterly dividend of $0.28 per share. Abbott’s cash dividend is payable Nov. 15, 2018, to shareholders of record at the close of business on Oct. 15, 2018.

Abbott has increased its dividend payout for 46 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 99,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live third-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2017, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, 224-668-0791

Michael Comilla, 224-668-1872

Lukas Szot, 224-667-2299

Abbott Media:

Darcy Ross, 224-667-3655

Elissa Maurer, 224-668-3309

1 Fingersticks are required for treatment decisions when you see Check Blood Glucose symbol, when symptoms do not match system readings, when you suspect readings may be inaccurate, or when you experience symptoms that may be due to high or low blood glucose.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Third Quarter Ended September 30, 2018 and 2017

(in millions, except per share data)

(unaudited)

	3Q18	3Q17	% Change
Net Sales	$7,656	$6,829	12.1

Cost of products sold, excluding amortization expense	3,166	2,876	10.1
Amortization of intangible assets	544	501	8.7
Research and development	574	568	1.1
Selling, general, and administrative	2,377	2,115	12.4
Total Operating Cost and Expenses	6,661	6,060	9.9

Operating earnings	995	769	29.2	1)

Interest expense, net	181	182	(0.4)
Net foreign exchange (gain) loss	11	(6)	n/m
Debt extinguishment costs	67	—	n/m
Other (income) expense, net	18	(33)	n/m	1)
Earnings from Continuing Operations before taxes	718	626	14.6

Tax expense on Earnings from Continuing Operations	166	65	n/m
Earnings from Continuing Operations	552	561	(1.7)

Earnings from Discontinued Operations, net of taxes	11	42	(72.4)

Net Earnings	$563	$603	(6.7)

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,342	$1,158	15.9	2)

Diluted Earnings per Common Share from:

Continuing Operations	$0.31	$0.32	(3.1)

Discontinued Operations	0.01	0.02	(50.0)

Total	$0.32	$0.34	(5.9)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.75	$0.66	13.6	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,772	1,754

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Effective January 1, 2018, Abbott adopted Accounting Standards Update 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which resulted in a retrospective reclassification of approximately $40 million of net pension-related income from Operating earnings to Other (income) expense, net for the third quarter of 2017.

2)             2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $790 million, or $0.44 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $597 million, or $0.34 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Nine Months Ended September 30, 2018 and 2017

(in millions, except per share data)

(unaudited)

	9M18	9M17	% Change
Net Sales	$22,813	$19,801	15.2

Cost of products sold, excluding amortization expense	9,515	9,127	4.2
Amortization of intangible assets	1,690	1,415	19.5
Research and development	1,738	1,641	5.9
Selling, general, and administrative	7,385	6,705	10.1
Total Operating Cost and Expenses	20,328	18,888	7.6

Operating earnings	2,485	913	n/m	1)

Interest expense, net	569	569	0.0
Net foreign exchange (gain) loss	2	(34)	n/m
Debt extinguishment costs	81	—	n/m
Other (income) expense, net	(93)	(1,279)	(92.7)	1)	2)
Earnings from Continuing Operations before taxes	1,926	1,657	16.2

Tax expense on Earnings from Continuing Operations	247	440	(43.8)	3)
Earnings from Continuing Operations	1,679	1,217	37.9

Earnings from Discontinued Operations, net of taxes	35	88	(60.5)	4)

Net Earnings	$1,714	$1,305	31.3

Earnings from Continuing Operations, excluding Specified Items, as described below	$3,687	$3,097	19.0	5)

Diluted Earnings per Common Share from:

Continuing Operations	$0.94	$0.69	36.2

Discontinued Operations	0.02	0.05	(60.0)	4)

Total	$0.96	$0.74	29.7

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$2.07	$1.76	17.6	5)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,769	1,746

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Effective January 1, 2018, Abbott adopted Accounting Standards Update 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which resulted in a retrospective reclassification of approximately $120 million of net pension-related income from Operating earnings to Other (income) expense, net for the first nine months of 2017.

2)             2017 Other (income) expense, net includes a pretax gain of $1.163 billion from the sale of the AMO business.

3)             2018 Tax expense on Earnings from Continuing Operations includes the impact of approximately $80 million in excess tax benefits associated with share-based compensation.

2017 Tax expense on Earnings from Continuing Operations includes the tax associated with a $1.163 billion pretax gain on the sale of the AMO business.

4)             2018 and 2017 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes primarily relates to a net tax benefit as a result of the resolution of various tax positions from prior years.

5)             2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.008 billion, or $1.13 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.880 billion, or $1.07 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions, partially offset by a gain on the sale of the AMO business.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Third Quarter Ended September 30, 2018 and 2017

(in millions, except per share data)

(unaudited)

	3Q18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$544	$(544)	—
Gross Margin	3,946	609	$4,555	59.5%
R&D	574	(18)	556	7.3%
SG&A	2,377	(105)	2,272	29.7%
Debt extinguishment costs	67	(67)	—
Other (income) expense, net	18	(52)	(34)
Earnings from Continuing Operations before taxes	718	851	1,569
Tax expense on Earnings from Continuing Operations	166	61	227
Earnings from Continuing Operations	552	790	1,342
Diluted Earnings per Share from Continuing Operations	$0.31	$0.44	$0.75

Specified items reflect intangible amortization expense of $544 million and other expenses of $307 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 19 for additional details regarding specified items.

	3Q17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$501	$(501)	—
Gross Margin	3,452	580	$4,032	59.1%
R&D	568	(91)	477	7.0%
SG&A	2,115	(90)	2,025	29.6%
Other (income) expense, net	(33)	1	(32)
Earnings from Continuing Operations before taxes	626	760	1,386
Tax expense on Earnings from Continuing Operations	65	163	228
Earnings from Continuing Operations	561	597	1,158
Diluted Earnings per Share from Continuing Operations	$0.32	$0.34	$0.66

Note: The As Reported and As Adjusted amounts reflect the impact of adopting the new accounting rules related to the recognition of retirement benefits — See Footnote 1 on page 11 for additional information.

Specified items reflect intangible amortization expense of $501 million and other expenses of $259 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 20 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Nine Months Ended September 30, 2018 and 2017

(in millions, except per share data)

(unaudited)

	9M18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$1,690	$(1,690)	—
Gross Margin	11,608	1,933	$13,541	59.4%
R&D	1,738	(85)	1,653	7.2%
SG&A	7,385	(274)	7,111	31.2%
Interest expense, net	569	(2)	567
Net foreign exchange (gain) loss	2	(1)	1
Debt extinguishment costs	81	(81)	—
Other (income) expense, net	(93)	(10)	(103)
Earnings from Continuing Operations before taxes	1,926	2,386	4,312
Tax expense on Earnings from Continuing Operations	247	378	625
Earnings from Continuing Operations	1,679	2,008	3,687
Diluted Earnings per Share from Continuing Operations	$0.94	$1.13	$2.07

Specified items reflect intangible amortization expense of $1.690 billion and other expenses of $696 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 21 for additional details regarding specified items.

	9M17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$1,415	$(1,415)	—
Gross Margin	9,259	2,459	$11,718	59.2%
R&D	1,641	(146)	1,495	7.6%
SG&A	6,705	(595)	6,110	30.9%
Interest expense, net	569	(19)	550
Other (income) expense, net	(1,279)	1,167	(112)
Earnings from Continuing Operations before taxes	1,657	2,052	3,709
Tax expense on Earnings from Continuing Operations	440	172	612
Earnings from Continuing Operations	1,217	1,880	3,097
Diluted Earnings per Share from Continuing Operations	$0.69	$1.07	$1.76

Note: The As Reported and As Adjusted amounts reflect the impact of adopting the new accounting rules related to the recognition of retirement benefits — See Footnote 1 on page 13 for additional information.

Specified items reflect intangible amortization expense of $1.415 billion and other expenses of $1.800 billion, primarily associated with acquisitions, including approximately $840 million of inventory step-up amortization related to St. Jude Medical, charges related to restructuring actions and other expenses, partially offset by a gain of $1.163 billion from the sale of the AMO business. See page 22 for additional details regarding specified items.

A reconciliation of the third-quarter tax rates for continuing operations for 2018 and 2017 is shown below:

	3Q18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$718	$166	23.1%
Specified items	851	61
Excluding specified items	$1,569	$227	14.5%

	3Q17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$626	$65	10.4%	1)
Specified items	760	163
Excluding specified items	$1,386	$228	16.5%

1)             Reported tax rate on a GAAP basis for the third quarter of 2017 includes the impact of approximately $30 million in excess tax benefits associated with share-based compensation.

A reconciliation of the year-to-date tax rates for continuing operations for 2018 and 2017 is shown below:

	9M18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,926	$247	12.8%	2)
Specified items	2,386	378
Excluding specified items	$4,312	$625	14.5%

	9M17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,657	$440	26.6%	3)
Specified items	2,052	172
Excluding specified items	$3,709	$612	16.5%

2)             Reported tax rate on a GAAP basis for 2018 includes the impact of approximately $80 million in excess tax benefits associated with share-based compensation.

3)             Reported tax rate on a GAAP basis for 2017 includes the impact of taxes associated with a $1.163 billion pretax gain on the sale of the AMO business and the impact of approximately $90 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

Third Quarter Ended September 30, 2018 and 2017

($ in millions) (unaudited)

	3Q18			3Q17	% Change vs. 3Q17
	Abbott	Rapid	Adjusted	Abbott		Non-GAAP
	Reported	Diagnostics	Revenue	Reported	Reported	Reported	Organic a)

Total Company	7,656	(481)	7,175	6,829	12.1	5.1	7.8
U.S.	2,707	(274)	2,433	2,313	17.0	5.2	5.2
Int’l	4,949	(207)	4,742	4,516	9.6	5.0	9.2
Total Diagnostics	1,824	(481)	1,343	1,279	42.6	5.0	7.5
U.S.	666	(274)	392	369	80.2	6.1	6.1
Int’l	1,158	(207)	951	910	27.3	4.5	8.1
Rapid Diagnostics	481	(481)	—	—	n/m	n/m	n/m
U.S.	274	(274)	—	—	n/m	n/m	n/m
Int’l	207	(207)	—	—	n/m	n/m	n/m

a) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

Nine Months Ended September 30, 2018 and 2017

($ in millions) (unaudited)

	9M18			9M17			% Change vs. 9M17
	Abbott	Rapid	Adjusted	Abbott	Divested	Adjusted		Non-GAAP
	Reported	Diagnostics	Revenue	Reported	Businesses a)	Revenue	Reported	Reported	Organic b)

Total Company	22,813	(1,524)	21,289	19,801	(187)	19,614	15.2	8.5	7.6
U.S.	8,084	(855)	7,229	6,997	(84)	6,913	15.5	4.6	4.6
Int’l	14,729	(669)	14,060	12,804	(103)	12,701	15.0	10.7	9.2
Total Diagnostics	5,534	(1,524)	4,010	3,710	—	3,710	49.2	8.1	6.6
U.S.	2,018	(855)	1,163	1,125	—	1,125	79.4	3.3	3.3
Int’l	3,516	(669)	2,847	2,585	—	2,585	36.0	10.1	8.0
Rapid Diagnostics	1,524	(1,524)	—	—	—	—	n/m	n/m	n/m
U.S.	855	(855)	—	—	—	—	n/m	n/m	n/m
Int’l	669	(669)	—	—	—	—	n/m	n/m	n/m
Total Medical Devices	8,450	—	8,450	7,588	(12)	7,576	11.4	11.5	9.1
U.S.	3,726	—	3,726	3,504	(6)	3,498	6.3	6.5	6.5
Int’l	4,724	—	4,724	4,084	(6)	4,078	15.7	15.8	11.4
Cardiovascular and Neuromodulation	7,047	—	7,047	6,587	(12)	6,575	7.0	7.2	5.1
U.S.	3,404	—	3,404	3,264	(6)	3,258	4.3	4.5	4.5
Int’l	3,643	—	3,643	3,323	(6)	3,317	9.7	9.8	5.7
Vascular	2,209	—	2,209	2,158	(12)	2,146	2.4	2.9	0.6
U.S.	854	—	854	891	(6)	885	(4.2)	(3.5)	(3.5)
Int’l	1,355	—	1,355	1,267	(6)	1,261	7.0	7.4	3.5

a) Reflects sales related to the AMO and St. Jude Medical vascular closure businesses prior to divesting in the first quarter 2017.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Third Quarter Ended September 30, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$20	$3	$544	$42	$609
R&D	(13)	(1)	—	(4)	(18)
SG&A	(103)	(2)	—	—	(105)
Debt extinguishment costs	—	—	—	(67)	(67)
Other (income) expense, net	6	—	—	(58)	(52)
Earnings from Continuing Operations before taxes	$130	$6	$544	$171	851
Tax expense on Earnings from Continuing Operations (d)					61
Earnings from Continuing Operations					$790
Diluted Earnings per Share from Continuing Operations					$0.44

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other includes costs associated with the early extinguishment of debt and charges related to the impairment of certain assets.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Third Quarter Ended September 30, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$26	$53	$501	$—	$580
R&D	(11)	(74)	—	(6)	(91)
SG&A	(84)	(7)	—	1	(90)
Other (income) expense, net	16	—	—	(15)	1
Earnings from Continuing Operations before taxes	$105	$134	$501	$20	760
Tax expense on Earnings from Continuing Operations (d)					163
Earnings from Continuing Operations					$597
Diluted Earnings per Share from Continuing Operations					$0.34

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Other expense primarily relates to the impairment of a financial instrument and the acquisition of an R&D asset.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Nine Months Ended September 30, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$102	$99	$1,690	$42	$1,933
R&D	(34)	(4)	—	(47)	(85)
SG&A	(264)	(10)	—	—	(274)
Interest expense, net	—	—	—	(2)	(2)
Net foreign exchange (gain) loss	—	(1)	—	—	(1)
Debt extinguishment costs	—	—	—	(81)	(81)
Other (income) expense, net	(1)	—	—	(9)	(10)
Earnings from Continuing Operations before taxes	$401	$114	$1,690	$181	2,386
Tax expense on Earnings from Continuing Operations (d)					378
Earnings from Continuing Operations					$2,008
Diluted Earnings per Share from Continuing Operations					$1.13

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other includes the cost associated with the early extinguishment of debt, costs related to the acquisition of R&D assets and charges related to the impairment of certain assets, partially offset by an increase in fair value of an investment.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Nine Months Ended September 30, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$870	$174	$1,415	$—	$2,459
R&D	(37)	(103)	—	(6)	(146)
SG&A	(570)	(26)	—	1	(595)
Interest expense, net	(19)	—	—	—	(19)
Other (income) expense, net	1,216	(34)	—	(15)	1,167
Earnings from Continuing Operations before taxes	$280	$337	$1,415	$20	2,052
Tax expense on Earnings from Continuing Operations (d)					172
Earnings from Continuing Operations					$1,880
Diluted Earnings per Share from Continuing Operations					$1.07

The table above provides additional details regarding the specified items described on page 15.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Other (income) expense, net includes the gain on the sale of the AMO business. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Other expense primarily relates to the impairment of a financial instrument and the acquisition of an R&D asset.

d)             Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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